UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported):

August 10, 2006

SCOLR Pharma, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-31982	91-1689591
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

3625 132nd Avenue SE, Suite 400

Bellevue, WA 98006

(Address of principal executive offices)

(425) 373-0171

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On August 10, 2006, SCOLR Pharma, Inc. entered into an amendment to its exclusive patent license agreement with Archer-Daniels-Midland Company (ADM) which limits the license granted to ADM to isoflavone products. The amended agreement provides ADM with the worldwide, exclusive right to use certain of our technology for isoflavone products (as defined in the agreement) on a royalty free basis. The amendment also eliminates rights of first refusal and other rights previously granted to ADM. We believe the amended agreement will facilitate the introduction of additional dietary supplement products through our alliance with the Perrigo Company of South Carolina. In connection with the amendment, we paid ADM $200,000 and agreed to pay an additional $250,000 at the earlier of one year or the completion of a qualified securities offering. Perrigo has agreed to reimburse SCOLR for $50,000 of each payment to ADM.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCOLR PHARMA, INC.

Dated: August 15, 2006	By:	/s/ Daniel O. Wilds
Daniel O. Wilds
President and Chief Executive Officer

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